Exhibit 99.1

International Rectifier Announces Third Quarter 2012 Results

EL SEGUNDO, Calif.--(BUSINESS WIRE)—May 3, 2012— International Rectifier Corporation (NYSE:IRF) today announced financial results for the third quarter (ended March 25, 2012) of its fiscal year 2012.  Revenue for the third quarter fiscal year 2012 was $248.1 million, a 7.8% increase from $230.1 million in the second quarter fiscal year 2012 and a 16.4% decrease from $296.7 million in the third quarter fiscal year 2011.

International Rectifier reported a net loss of $2.5 million, or $0.04 per fully diluted share for the third quarter fiscal year 2012, compared with a net loss of $6.3 million, or $0.09 per fully diluted share in the second quarter fiscal year 2012.  The third quarter fiscal year 2012 results included a $5.4 million gain on disposition of property and a discrete tax benefit of $6.2 million. Combined, these two items positively impacted fully diluted earnings per share by $0.17.  The second quarter fiscal year 2012 results included a reduction in intellectual property revenue due to a royalty over reporting and overpayment by one of the Company’s licensees in prior periods of $1.5 million, and a $1.5 million equity investment impairment.  Combined, these two items negatively impacted fully diluted earnings per share by $0.04.  For the third quarter fiscal year 2011, the Company reported a net income of $49.5 million, or $0.69 per fully diluted share.  The third quarter fiscal year 2011 results included a $6.5 million discrete tax benefit and a $3.5 million reversal of Asset Impairment, Restructuring and Other Charges.  Combined, these two items benefited third quarter fiscal year 2011 fully diluted earnings per share by $0.14.

“In the second half of the March quarter, we saw an acceleration in customer orders that drove the revenue towards the higher end of our forecast,” stated President and Chief Executive Officer Oleg Khaykin.  “Revenue was driven by improved end-market demand and inventory replenishment mainly in the automotive, consumer and computing end markets.  However, that strength was offset by continued weakness in industrial and appliance demand in China.”

Gross margin for the third quarter fiscal year 2012 was 29.8%, down 5.6 percentage points compared with the second quarter fiscal year 2012, and down from 39.5% in the third quarter fiscal year 2011.

Operating loss was $7.1 million compared with an operating loss of $3.3 million in the second quarter fiscal year 2012 and operating income of $41.6 million in the third quarter fiscal year 2011.

Research and development expenses for the third quarter fiscal year 2012 were $34.8 million, up from $32.2 million in the second quarter fiscal year 2012.

Selling, general and administrative expenses for the third quarter fiscal year 2012 were $49.6 million, down from $50.6 million in the prior quarter.

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Cash, cash equivalents and marketable investments totaled $366.2 million at the end of the third quarter fiscal year 2012, including restricted cash of $1.4 million.

Cash used in operating activities for the third quarter fiscal year 2012 was $14.5 million.

The Company had 69,161,579 shares outstanding at the end of the quarter.

June Quarter Outlook

Mr. Khaykin noted: “Looking ahead to the June quarter we see continuing revenue growth.  Automotive is expected to remain strong and the consumer and computing end markets are showing improvement.  We expect the industrial and appliance end markets will remain soft in the June quarter but expect recovery in the second half of the year.  As demand improves, we remain well-positioned with new products and design wins for future growth. We currently expect revenue to range from $255 million to $270 million.  Gross margin is expected to be about 30%.”

Segment Table Information/Customer Segments

The business segment tables included with this release for the Company’s fiscal quarters ended March 25, 2012, December 25, 2011, and March 27, 2011, respectively, reconcile revenue and gross margin for the Company’s customer segments to the consolidated total amounts of such measures for the Company.  What we refer to as our “customer segments” includes our Power Management Devices, Energy Saving Products, Automotive Products, Enterprise Power and HiRel reporting segments, and does not include our Intellectual Property reporting segment.

Quarterly Report on Form 10-Q

The Company expects to file its Quarterly Report on Form 10-Q for the third quarter of its 2012 fiscal year with the Securities and Exchange Commission on Friday, May 4, 2012. This financial report will be available for viewing and download at http://investor.irf.com.

NOTE: A conference call will begin today at 2:00 p.m. Pacific time. CEO Oleg Khaykin and CFO Ilan Daskal will discuss the company’s March quarter results and June quarter outlook. All participants, both in the U.S. and international, may join the call by dialing 706-679-3195 by 1:55 p.m. Pacific time.  In order to join this conference call, participants will be required to provide the Conference Passcode: “International Rectifier”.  Participants may also listen over the Internet at http://investor.irf.com. To listen to the live call, please go to the web site at least 15 minutes early to register, download, and install any necessary audio software.

A taped replay of this call will be available from approximately 6:00 p.m. Pacific time on Thursday, May 3 through Thursday, May 10, 2012. To listen to the replay by phone, call 855-859-2056 or 404-537-3406 for international callers and enter reservation number 71648398. To listen to the replay over the Internet, please go to http://investor.irf.com.

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The live call and replay will also be available on www.streetevents.com.

About International Rectifier

International Rectifier Corporation (NYSE:IRF) is a world leader in power management technology. IR’s analog, digital, and mixed signal ICs, and other advanced power management products, enable high performance computing and save energy in a wide variety of business and consumer applications.  Leading manufacturers of computers, energy efficient appliances, lighting, automobiles, satellites, aircraft, and defense systems rely on IR’s power management solutions to power their next generation products. For more information, go to www.irf.com.

Forward-Looking Statements:

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to expectations concerning matters that (a) are not historical facts, (b) predict or forecast future events or results, or (c) embody assumptions that may prove to have been inaccurate. These forward-looking statements involve risks, uncertainties and assumptions. When we use words such as “believe,” “expect,” “anticipate,” “will” or similar expressions, we are making forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give readers any assurance that such expectations will prove correct. The actual results may differ materially from those anticipated in the forward-looking statements as a result of numerous factors, many of which are beyond our control. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, reduced demand arising from a decline or volatility in general market and economic conditions or customer forecasts; order cancellations due to decreased demand or softening market conditions for customer products; reduced demand as a result of adverse effects on customers from the prior flooding in Thailand; reduced margins from lower than expected factory utilization and higher than expected costs; manufacturing delays; operational and manufacturing disruptions from implementing our new enterprise resource planning (ERP) system and additional costs related thereto; additional costs or adverse financial effects from implementing our strategic growth initiatives; volatility or deterioration of capital markets; the effects of longer lead times for certain products on meeting demand and any inability by us to satisfy or to timely satisfy customer demand, including, without limitation, operational effects from our ERP system; unexpected costs or delays in implementing our plans to secure and qualify additional manufacturing capacity for our products, including the use of third party contract manufacturers and the purchase and installation of additional manufacturing equipment; the adverse impact (whether financial, operational or otherwise) of regulatory, investigative, enforcement and legal actions, including without limitation, any of the foregoing in regards to environmental compliance; increased competition in the highly competitive semiconductor business that could adversely affect the prices of our products or our ability to secure additional business; the effects of manufacturing, operational and vendor disruptions; unexpected

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delays and disruptions in our supply, manufacturing and delivery efforts due to, among other things, supply constraints, equipment malfunction, power or other utility disruptions or natural disasters (including without limitation, any effects from events that may occur from natural and related disasters affecting Japan, Thailand and the United States); delays in launching new technology products; our ability to maintain current intellectual property licenses and obtain new intellectual property licenses; costs arising from pending and threatened litigation or claims (including, without limitation threatened litigation and claims related to intellectual property); and other uncertainties disclosed in the Company’s reports filed from time to time with the Securities and Exchange Commission, including its most recent reports on Forms 10-K and 10-Q, as filed from time to time.

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INTERNATIONAL RECTIFIER CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended
	March 25, 2012	December 25, 2011	March 27, 2011
Revenues	$248,094	$230,078	$296,717
Cost of sales	174,132	148,659	179,534
Gross profit	73,962	81,419	117,183

Selling, general and administrative expense	49,578	50,558	46,680
Research and development expense	34,798	32,227	30,733
Amortization of acquisition-related intangible assets	2,097	1,939	1,695
Asset impairment, restructuring and other charges	—	—	(3,489)
Gain on disposition of property	(5,410)	—	—
Operating income (loss)	(7,101)	(3,305)	41,564
Other (income) expense, net	(46)	1,956	(1,348)
Interest income, net	(47)	(31)	(2,694)
Income (loss) before income taxes	(7,008)	(5,230)	45,606
Provision for income taxes	(4,518)	1,107	(3,879)
Net income (loss)	$(2,490)	$(6,337)	$49,485

Net income (loss) per common share-basic (1)	$(0.04)	$(0.09)	$0.70

Net income (loss) per common share-diluted (1)	$(0.04)	$(0.09)	$0.69

Average common shares outstanding—basic	69,104	69,046	69,854
Average common shares and potentially dilutive
shares outstanding—diluted	69,104	69,046	70,601

(1)   Net income per common share is computed using the two-class method as required by accounting rules.  We do not pay dividends; however, net income must be allocated to unvested restricted stock units (“RSUs”) on which we could pay dividend equivalents.  The amount of net income allocated to these RSUs is excluded from income available to common shareholders in the calculation of earnings per share.  These amounts were $733 thousand for the three months ended March 27, 2011.  As we were in a net loss for the three months ended March 25, 2012 and December 25, 2011, we did not have any income to allocate to unvested RSUs on which we could pay dividend equivalents.

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INTERNATIONAL RECTIFIER CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 25, 2012	December 25, 2011	March 27, 2011 (1)
Assets
Current assets:
Cash and cash equivalents	$217,500	$271,489	$269,154
Restricted cash	437	492	1,339
Short-term investments	126,134	115,344	184,446
Trade accounts receivable, net	173,819	165,963	192,132
Inventories	307,269	308,896	240,648
Current deferred tax assets	1,974	2,005	1,401
Prepaid expenses and other receivables	37,388	38,246	38,098
Total current assets	864,521	902,435	927,218
Restricted cash	942	915	1,632
Long-term investments	21,144	10,312	33,465
Property, plant and equipment, net	469,985	463,273	396,659
Goodwill	121,570	121,570	121,680
Acquisition-related intangible assets, net	30,294	32,391	39,757
Long-term deferred tax assets	26,501	24,945	12,545
Other assets	65,870	51,804	57,645
Total assets	$1,600,827	$1,607,645	$1,590,601
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$79,053	$93,695	$102,774
Accrued income taxes	2,840	4,442	3,237
Accrued salaries, wages and commissions	33,600	39,755	45,290
Current deferred tax liabilities	2	2	268
Other accrued expenses	90,004	84,221	85,096
Total current liabilities	205,499	222,115	236,665
Long-term deferred tax liabilities	3,857	3,856	4,198
Other long-term liabilities	36,720	37,503	33,641
Total liabilities	246,076	263,474	274,504
Commitments and contingencies
Stockholders’ equity:
Common shares	74,887	74,795	74,387
Capital contributed in excess of par value of shares	1,034,774	1,029,085	1,016,706
Treasury stock, at cost	(104,821)	(104,821)	(81,245)
Retained earnings	358,871	361,360	306,101
Accumulated other comprehensive loss	(8,960)	(16,248)	148
Total stockholders’ equity	1,354,751	1,344,171	1,316,097
Total liabilities and stockholders’ equity	$1,600,827	$1,607,645	$1,590,601

(1)                    Certain reclassifications have been made to the previously reported amounts to conform to the current presentation.

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INTERNATIONAL RECTIFIER CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended
	March 25, 2012	December 25, 2011	March 27, 2011 (1)
Cash flows from operating activities:
Net income (loss)	$(2,490)	$(6,337)	$49,485
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	21,893	20,670	18,981
Amortization of acquisition-related intangible assets	2,097	1,939	1,695
Stock compensation expense	4,140	4,262	3,353
Loss on disposal of fixed assets	551	431	—
Gain on disposition of property	(5,410)	—	—
Recovery of bad debt	(241)	(34)	(946)
Provision for inventory write-downs	4,185	3,138	2,376
Deferred income taxes	(12,393)	2,132	(6,640)
Other-than-temporary impairment of investments	4	1,844	413
Loss (gain) on derivatives	1,457	(77)	5,465
Tax benefit from stock-based awards	1,674	—	501
Excess tax benefit from stock-based awards	(157)	(50)	(959)
Loss (gain) on sale of investments	17	(7)	(2,267)
Changes in operating assets and liabilities, net	(31,743)	(48,343)	(61,133)
Other	1,947	1,038	(5,630)
Net cash (used in) provided by operating activities	(14,469)	(19,394)	4,694
Cash flows from investing activities:
Additions to property, plant and equipment	(24,675)	(26,603)	(38,032)
Proceeds from sale of property, plant and equipment	5,524	—	—
Business acquisitions	—	—	(75,940)
Release from restricted cash	36	675	428
Sale of investments	12,246	9,521	98,823
Maturities of investments	36,300	95,298	83,494
Purchase of investments	(70,411)	(53,753)	(50,376)
Purchase of cost-based investments	—	—	(350)
Net cash (provided by) used in investing activities	(40,980)	25,138	18,047
Cash flows from financing activities:
Proceeds from exercise of stock options	588	1,364	2,530
Excess tax benefit from stock-based awards	157	50	959
Purchase of treasury stock	—	—	(7,656)
Net settlement of restricted stock units for tax withholdings	(621)	(87)	(821)
Net cash (used in) provided by financing activities	124	1,327	(4,988)
Effect of exchange rate changes on cash and cash equivalents	1,336	(121)	2,100
Net (decrease) increase in cash and cash equivalents	(53,989)	6,950	19,853
Cash and cash equivalents, beginning of period	271,489	264,539	249,301
Cash and cash equivalents, end of period	$217,500	$271,489	$269,154

(1)                            Certain reclassifications have been made to the previously reported amounts to conform to the current presentation.

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For the three months ended March 25, 2012 and December 25, 2011, revenue and gross margin by reportable segments were as follows (in thousands, except percentages):

	March 25, 2012			December 25, 2011
Business Segment	Revenues	Percentage of Total	Gross Margin	Revenues	Percentage of Total	Gross Margin
Power management devices	$80,653	32.5%	19.0%	$72,490	31.5%	29.3%
Energy saving products	57,362	23.1	29.7	58,938	25.6	36.6
Automotive products	28,799	11.6	18.2	24,647	10.7	17.9
Enterprise power	32,194	13.0	31.0	30,530	13.3	36.1
HiRel	48,652	19.6	53.3	44,410	19.3	54.2
Customer segments total	247,660	99.8	29.7	231,015	100.4	35.6
Intellectual property	434	0.2	100.0	(937)	(0.4)	(100.0)
Consolidated total	$248,094	100.0%	29.8%	$230,078	100.0%	35.4%

For the three months ended March 27, 2011, revenue and gross margin by reportable segments were as follows (in thousands, except percentages):

	March 27, 2011
Business Segment	Revenues	Percentage of Total	Gross Margin
Power management devices	$104,133	35.1%	29.7%
Energy saving products	74,337	25.1	44.6
Automotive products	30,859	10.4	28.7
Enterprise power	33,098	11.2	41.7
HiRel	52,497	17.7	54.6
Customer segments total	294,924	99.4	39.1
Intellectual property	1,793	0.6	100.0
Consolidated total	$296,717	100.0%	39.5%

International Rectifier Corporation

Investors:

Chris Toth

310-252-7731

or

Media:

Sian Cummings

310-252-7148

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